Exhibit 10.84

Wells Fargo Bank, National Association	Security Agreement

Wells Fargo Bank, National Association 666 Walnut Street, P.O. Box 837 Des Moines, Iowa 50304-0837 (the "Bank")	American CareSource Holdings, Inc. 8080 Tristar Drive, Suite 100 Irving, TX 75063 (the "Borrower")

December 1, 2004

1.           SECURITY INTEREST AND COLLATERAL. To secure payment of the Obligations (as defined below), the Borrower hereby enters into this Security Agreement (the "Agreement") and grants to the Bank a security interest (the "Security Interest") in the Collateral (defined below).

"Obligations" means every present and future debt, liability, and obligation which the Borrower may owe to the Bank, whether direct or indirect, due or unmatured, absolute or contingent, primary or secondary, or joint, several or joint and several, and whether it arises with or without documents, such as deposit account overdrafts and charges, and including all extensions, renewals, amendments or replacements of such debt, liability, or obligation.

“Collateral” shall mean all right, title and interest of Borrower in and to the following:

(a)          All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)          All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

(c)          All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

(d)          All accounts and each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such accounts or other rights to payment arise out of a sale, lease or other disposition of goods or other property by Borrower, out of a rendering of services by Borrower, out of a loan by Borrower, out of the overpayment of taxes or other liabilities of Borrower, or otherwise arise under any contract or agreement whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; all including but not limited to all present and future debt instruments, chattel papers including tangible and electronic chattel paper, accounts including account receivables, and health-care-insurance receivables, contract rights, deposit accounts, letter of credit rights, loans and obligations receivable, tax refunds, unearned insurance premiums, rebates, and instruments and negotiable documents.

(d)          All documents, cash, deposit accounts, securities, investment property, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower’s Books relating to the foregoing;

(e)          All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

(f)           All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

The Collateral shall also include, as applicable, all (i) products of the Collateral; (ii) substitutions and replacements for the Collateral; (iii) proceeds from the sale or disposition of the Collateral, including insurance proceeds and any rights of subrogation resulting from the damage or destruction of the Collateral; and (iv) for Collateral that is tangible, all additions, increases, improvements, accessories, attachments, parts, equipment and repairs now or in the future attached to or used in connection with such Collateral, and any warehouse receipts, bills of lading or other documents of title now or in the future evidencing the Borrower's ownership of the Collateral.

2.           REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Borrower represents, warrants and agrees that:

(a)          Borrower is a corporation organized under the laws of the State of Delaware whose chief executive office is located at 8080 Tristar Drive, Suite 100, Irving, Texas 75063, and that this Agreement has been authorized by all necessary corporate action.

(b)	The Collateral will be primarily used for business purposes.

(c)          Borrower has and will have title to each item of Collateral free and clear of all security interests and other encumbrances, except:

(i) the Security Interest;

(ii) liens for taxes not delinquent or which the Borrower is contesting in good faith; and

(iii) liens securing purchase money indebtedness to the extent consented to in writing in advance by the Bank.

The Borrower will defend the Collateral against the claims of all persons except the Bank. Borrower will not dispose of any interest in the Collateral without the prior written consent of the Bank, except that, until the occurrence of an Event of Default and the revocation by the Bank of Borrower's right to do so, Borrower may sell Inventory in the ordinary course of business.

(d)          Borrower will execute and deliver to the Bank financing statements and any other documents that the Bank may require to perfect its Security Interest in the Collateral, and will not permit any tangible Collateral to be located in any state and/or county in which a financing statement perfecting such Collateral is required to be but has not been filed. The Borrower hereby irrevocably authorizes the Bank at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Borrower or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Borrower is an organization, the type of organization and any organizational identification number issued to the Borrower and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. The Borrower agrees to furnish any such information to the Bank promptly upon the Bank's request. The Borrower also ratifies its authorization for the Bank to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

(e)          Each Account and each document is (or will be when arising or issued) the valid and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the obligor shown by the Borrower's records to be obligated to pay such Account. Borrower will not agree to the material modification or cancellation of any such right to payment without the Bank's prior written consent, and will not subordinate any such Account or right to payment to any other claim.

(f)	Borrower will at all times:

(i) keep all tangible Collateral in good working order and condition, normal depreciation excepted;

(ii) promptly pay all taxes and other governmental charges levied or assessed upon Collateral;

(iii) permit the Bank to examine or inspect any Collateral, wherever located, and to examine, inspect and copy Borrower's books and records pertaining to the Collateral and Borrower's business, and to request verifications from account obligors of amounts owed to Borrower;

(iv) keep accurate and complete records regarding the Collateral and Borrower's business and financial condition and provide the Bank such periodic reports of condition as the Bank may reasonably request;

(v) promptly notify the Bank of any loss of or material damage to any Collateral or of any adverse change known to Borrower regarding the prospect of payment on any Account;

(vi) upon Bank's request, promptly deliver to the Bank any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by Borrower;

(vii) keep all tangible Collateral insured against loss and damage, including risks of fire (including extended coverage), theft, collision (in case of Collateral consisting of motor vehicles) and such other risks in such amounts as the Bank may reasonably request, with any loss payable to the Bank to the extent of its interest and with the commitment of the insurer to notify the Bank before cancellation;

(viii) pay when due or reimburse the Bank on demand for all costs of collection of the Obligations and all other out-of-pocket expenses (including in each case all reasonable attorney's fees) incurred by the Bank in connection with this Agreement and the Obligations, including expenses incurred in any litigation or bankruptcy proceedings;

(ix) prevent the Collateral from being used or kept in violation of all applicable law;

(x) obtain a waiver or consent from the owner and any mortgagee of any real property where the Collateral may be located that provides that the Security Interest will at all times be senior to any such interest or lien.

(g)         If Borrower breaches any covenant or warranty in this Agreement, and the breach or failure continues for a period of ten calendar days after the Bank gives written notice (or, in the case of the agreement contained in clause (vii) of Section 2(f), immediately upon the occurrence of such failure, without notice or lapse of time), the Bank may in its discretion perform or observe such agreements in the Borrower's or the Bank's name, and may take any other actions which the Bank deems necessary to cure or correct such failure. Borrower shall reimburse the Bank on demand for all costs and expenses (including reasonable attorneys' fees) incurred by the Bank in performing or observing such agreements. If the Borrower fails to reimburse the Bank upon demand, the Bank may cause such amounts to be advanced or added to any of the Obligations secured hereunder, which will bear interest at the highest rate provided under the note designated for this purpose by the Bank at the time of the advance.

(h)          Borrower irrevocably appoints the Bank or its delegate as attorney-in-fact of Borrower with the right (but not the duty) to execute, deliver, endorse or file, in the name and on behalf of Borrower, any instruments, documents, financing statements, applications for insurance or other agreements required of Borrower under Section 2 at any time following an Event of Default. Following an Event of Default, the Bank may in its discretion enforce any rights of the Borrower under any contract of insurance, and in the Borrower's or the Bank's name, execute and deliver proofs of claim, receive payment of proceeds, endorse checks and other instruments representing payment of such proceeds, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

3.           EVENTS OF DEFAULT. Each of the following occurrences shall constitute an event of default under this Agreement (each an "Event of Default"):

(a)          the Borrower fails to make any payment of principal or interest due under any of the Obligations or the Borrower is otherwise in default with respect to any of the Obligations, and any applicable grace period stated therein, if any, has lapsed and the indebtedness has been accelerated and is fully due and payable; or

(b)          the Borrower fails to observe or perform any of the covenants or agreements contained in this Agreement, after giving effect to any applicable grace period, if any; or

(c)          any representation or warranty by the Borrower set forth in this Agreement or made to the Bank in any financial statements or reports submitted to the Bank by or on behalf of Borrower is materially false or misleading.

4.           REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default and at any time thereafter, the Bank may exercise any one or more of the following rights and remedies:

(a)          declare all unmatured Obligations to be immediately due and payable, without presentment or other notice or demand;

(b)          exercise all rights available upon default to a secured party under the Uniform Commercial Code. The Bank may require Borrower to make the Collateral available to the Bank at a place to be designated by the Bank which is reasonably convenient to both parties, and if notice to Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified in this Agreement at least 10 calendar days prior to the date of any public sale or disposition or the date after which any private sale may occur;

(c)          exercise any or all other rights available to the Bank by law or agreement against the Collateral, the Borrower or any other person or property.

The Bank shall not be obligated to preserve any rights Borrower may have against prior parties, to liquidate or realize on the Collateral at all or in any particular manner or order, or apply any cash proceeds of Collateral in any particular order.

5.           OTHER PERSONAL PROPERTY. Unless at the time the Bank takes possession of any tangible Collateral, or at any time within seven days thereafter, the Borrower gives the Bank written notice of the existence of property belonging to the Borrower that does not constitute Collateral, but which is located or found upon or within such Collateral, together with a description of such property, the Bank shall not be responsible or liable to the Borrower with respect to such property unless it has actual knowledge of its existence and location upon or in such Collateral.

6.           LOCK BOX, COLLATERAL ACCOUNT. Upon the Bank's request following an Event of Default, the Borrower will direct each obligor on an account to make payments to a special lock box under the control of the Bank. Borrower authorizes and directs the Bank to deposit into a special collateral account to be established and maintained with the Bank all checks, drafts and cash payments, received in said lock box. All deposits to this collateral account shall constitute Collateral and shall not constitute payment of any Obligation. At its option, the Bank may, at any time, apply collected funds on deposit in the collateral account to the payment of the Obligations in such order of application as the Bank may determine, or permit the Borrower to withdraw all or part of the balance of the collateral account. If a collateral account is established, Borrower agrees that it will promptly deliver to the Bank for deposit into the collateral account all payments on Accounts. All such payments shall be delivered to the Bank in the form received (except for Borrower's endorsement where necessary). Until deposited, all payments on Accounts received by Borrower shall be held in trust by the Borrower as the property of the Bank, and shall not be commingled with any funds or property of the Borrower.

7.           COLLECTION RIGHTS OF THE BANK. In addition to its rights under Sections 4 and 6, the Bank may, at any time following an Event of Default, notify any account obligor or any other person obligated to pay any amount due with respect to an Account to make payment directly to the Bank. Upon the Bank's request, Borrower will notify such account obligors and other obligors in writing and will state on all invoices to such account obligors or other obligors that the amount due is payable directly to the Bank. At any time after the Bank or Borrower gives such notice to an account obligor or other obligor, the Bank may, in its discretion, and in its own name or in Borrower's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such chattel paper, account, or other right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive or change the obligations (including collateral obligations) of any such account obligor or other obligor.

8.           AMENDMENTS. This Agreement can be waived, amended or terminated and the Security Interest released, only in an express writing signed by the Bank. A waiver signed by the Bank shall be effective only in the specific instance and for the specific purpose given.

9.           NO WAIVER; CUMULATIVE REMEDIES. Delay or failure to act shall not preclude the exercise or enforcement of any of the Bank's rights or remedies. All rights of the Bank shall be cumulative and may be exercised singularly or concurrently, at the Bank's option, and the exercise of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

10.         NOTICES. All notices to be given to Borrower shall be deemed sufficiently given if delivered or mailed to the Borrower at the above address or at the most recent address shown on the Bank's records.

11.         BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Borrower and the Bank and their respective heirs, representatives, successors and assigns and shall take effect when signed by Borrower and delivered to the Bank. A photographic or other reproduction of this Agreement or of any financing statement signed by the Borrower shall have the same force and effect as the original.

12.         APPLICABLE LAW; SEVERABILITY. Except to the extent otherwise required by law, this Agreement shall be governed by the laws of the state in which the Bank's main office is located. If any provision or application of this Agreement is unenforceable in any respect, such unenforceability shall not affect other provisions of this Agreement.

13.         SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

14.         INTEGRATION. This Agreement represents the entire understanding of the Bank and Borrower with respect to the Collateral and supersedes all prior oral or written agreements between the parties relating to the Collateral.

IN WITNESS WHEREOF, this Agreement was executed the day and year first above written.

AMERICAN CARESOURCE HOLDINGS, INC.

By: /s/Wayne A. Schellhammer

Title: Pres/CEO